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                                     GRANTED
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                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

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In Re:  GENENCOR INTERNATIONAL, INC.                  CONSOLIDATED
SHAREHOLDERS LITIGATION                               C.A. No. 1052-N

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                                SCHEDULING ORDER

         The parties to the above-captioned consolidated action (the
"Consolidated Action"), having applied pursuant to Court of Chancery Rule 23(e)
for an order approving the proposed settlement of the Consolidated Action in accordance with the Stipulation and Agreement of Compromise, Settlement and
Release entered into by the parties on March ____, 2005 (the "Stipulation"), and for dismissal of the Consolidated Action with prejudice upon the terms and conditions set forth in the Stipulation (the "Settlement"); the Stipulation contemplating certification by this Court of a class in the Action, solely for the purposes of settlement; and the Court having read and considered the
Stipulation and accompanying documents; and all parties having consented to the entry of this Order,

         NOW, THEREFORE, this ____ day of _________________, 2005, upon application of the parties, IT IS HEREBY ORDERED that:

         1. Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

         2. Solely for purposes of the Settlement, the Action below shall be preliminarily maintained as a class action pursuant to Court of Chancery Rules
23(a), 23(b)(1) and (b)(2) on behalf of a class consisting of all record and beneficial owners of the common stock of Genencor during the period beginning on and including the close of business on January 27, 2005 through and including the date of the consummation of the Merger, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them (the "Class"). Excluded from the Class are
Defendants, members of their immediate families, and affiliates of Defendants.

         3. A hearing (the "Settlement Hearing") shall be held on
________________, 2005 at _________ _.m., in the Court of Chancery, New Castle
County Courthouse, 500 King Street, Wilmington, Delaware 19801 to:

         a. determine whether the temporary certification herein should be made final;

         b. determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of the Class;

         c. determine whether an Order and Final Judgment should be entered pursuant to the Stipulation;

         d. consider the application of plaintiffs' counsel for an award of attorneys' fees and expenses for plaintiffs' counsel;

         e. hear and determine any objections to the Settlement or the application of plaintiffs' counsel for an award of attorneys' fees and expenses; and

         f. rule on such other matters as the Court may deem appropriate.

         4. The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys' fees, without

further notice of any kind other than oral announcement at the Settlement
Hearing or any adjournment thereof.

         5. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the Class.

         6. Within ten (10) business days after the date of this Order,
Genencor, or its successors in interest, shall cause a Notice of Pendency of
Class Action, Proposed Settlement of Class Action and Settlement Hearing (the
"Notice") substantially in the form annexed as Exhibit B to the Stipulation to be mailed by United States mail, postage pre-paid, to all members of the Class at their last known address appearing in the stock transfer records maintained by or on behalf of the Company. All record holders in the Class who were not also the beneficial owners of the shares of the Company's common stock held by them of record are requested to forward the Notice to the Class to such beneficial owners of those shares. Genencor, or its successors in interest, shall use reasonable efforts to give notice to such beneficial owners by (a)
making additional copies of the Notice to the Class available to any record holder who, prior to the Settlement Hearing, requests some for distribution to beneficial owners, or (b) mailing additional copies of the Notice to the Class to beneficial owners whose names and addresses Genencor receives from record owners.

         7. The form and method of notice specified herein is the best notice practicable and shall constitute due and sufficient notice of the Settlement
Hearing to all persons entitled to receive such a notice, and fully satisfies the requirements of due process, Rule 23 of the Rules of the Court of Chancery and applicable law. Counsel for Genencor, or its successors in interest,

shall, prior to the date of the Settlement Hearing directed herein, file with the Court of Chancery proof of mailing of the Notice.

         8. All proceedings in the Consolidated Action, other than such proceedings as may be necessary to carry out the terms and conditions of the
Settlement, are hereby stayed and suspended until further order of this Court.
Pending final determination of whether the Settlement should be approved, plaintiffs, and all members of the Class, are barred and enjoined from commencing, prosecuting or continuing any action asserting any claims that are, or relate in any way to, the Settled Claims as defined in the Stipulation.

         9. Any member of the Class who objects to the Settlement, the Order and
Final Judgment to be entered in the Consolidated Action, and/or plaintiffs'
application for attorneys' fees, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no person other than plaintiffs' counsel and counsel for the defendants in the Consolidated Action shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the
Court unless not later than ten (10) calendar days prior to the Settlement
Hearing directed herein (i) a written notice of intention to appear; (ii) a detailed statement of such person's objections to any matters before the Court;
and (iii) the grounds therefore or the reasons why such person desires to appear and be heard, as well as all documents or writings such person desires the Court to consider, shall be filed by such person in the Court of Chancery and, on or before such filing, shall be served by hand or overnight mail on the following counsel of record:

                            Joseph A. Rosenthal, Esq.
                    ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A.
                        919 N. Market Street, Suite 1401
                              Citizens Bank Center
                              Wilmington, DE 19801
                                 (302) 656-4433

                             Counsel for Plaintiffs

                                       and

                              Martin P. Tully, Esq.
                         MORRIS NICHOLS ARSHT & TUNNELL
                              1201 N. Market Street
                              Wilmington, DE 19801
                                 (302) 658-9200

                        Counsel for Bruce Cozadd, Joseph
                           Mollica and Norbert Riedel

                                       and

                           Jesse A. Finkelstein, Esq.
                            RICHARDS LAYTON & FINGER
                                One Rodney Square
                              Wilmington, DE 19801
                                 (302) 651-7754

                     Counsel to Genencor International, Inc,
                            and Jean-Jacques Bienaime

                                       and

                              Donald J. Wolfe, Esq.
                            Matthew E. Fischer, Esq.
                            POTTER ANDERSON & CORROON
                                 Hercules Plaza
                               1313 N. King Street
                              Wilmington, DE 19899
                                 (302) 984-6000

                       Counsel to Eastman Chemical Corp.,
                  Theresa Lee, Gregory Nelson and James Rogers

                                       and

                                Bruce E. Jameson
                         PRICKETT JONES & ELLIOTT, P.A.
                               1310 N. King Street
                              Wilmington, DE 19899
                                 (302) 888-6500

         10. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding, unless the Court orders otherwise.

         11. If the Settlement shall be approved by the Court following the
Settlement Hearing, a Final Order shall be entered as described in the
Stipulation.

         12. If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof made with the consent of the parties as provided for in the Stipulation), and temporary Class certification herein and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein)
shall be terminated and shall become void and of no further force and effect, except for Genencor's obligation to pay for any expenses incurred in connection with the Notice to the Class and administration provided for by this Scheduling
Order. In that event, neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or received as evidence in this or any other action or proceeding.

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                                                    Vice Chancellor

Court: DE Court of Chancery

Judge: Stephen P Lamb

LexisNexis File & Serve Reviewed Filing ID: 5419714

Date: 3/24/2005

Case Number: 1052-N

Case Name: CONF ORDER IN RE GENENCOR INTERNATIONAL INC SHAREHOLDERS LITIGATION

The Settlement Hearing referred to in paragraph 3 herein shall be held on June
2, 2004 at 11 a.m.

/s/ Judge Stephen P Lamb

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